Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of April 21, 2014, is made by and between Hydrogen Future Corporation, a Nevada corporation (“HFCO”) and American Security Resources Corporation, a Nevada corporation (“ASRC”).

I. PREAMBLE

1.	ASRC owns all of the issued and outstanding shares of common stock of Hydra Fuel Cell Corporation, a Nevada Corporation (“Hydra”).

2.
Subject to fulfillment of the terms and conditions set forth below, ASRC desires to transfer to HFCO all of the issued and outstanding shares of common stock of Hydra (the “Hydra Shares”) for one share of HFCO’s Series B Convertible Preferred Stock, $0.001 par value per share (“HFCO Share”).

NOW, THEREFORE, the parties hereto agree, based on the above premises, which form an integral part hereof, on the following:

II. SHARE EXCHANGE

3.
Subject to and upon the terms and conditions of this Agreement, ASRC agrees to sell, transfer and exchange (“Share Exchange”) at the Closing (as defined below) all of the Hydra Shares owned by it for the HFCO Share.  ASRC agrees to deliver to HFCO good title to the Hydra Shares, free and clear of all claims, liens, charges and encumbrances of any kind whatsoever, together with an effective instrument of assignment.  In return, HFCO agrees to deliver to ASRC good title to the HFCO Share, free and clear of all claims, liens, charges and encumbrances of any kind whatsoever, together with a certificate representing the HFCO Share.

III. TIME OF CLOSING AND CONDITION PRECEDENT

4.	The closing of the Share Exchange (the “Closing”) shall be effective as of April 21, 2014 (the “Closing Date”).

IV. REPRESENTATIONS OF ASRC

5.	ASRC hereby represents and warrants to HFCO, that:

5.1.
Hydra has been duly formed and is validly existing and in good standing under the Laws of Nevada.  No order has been made, petition presented or resolution passed for the bankruptcy or dissolution of Hydra nor has any similar action been taken or is threatened.

5.2.
ASRC has full power and authority to enter into, execute, deliver and perform this Agreement and all other agreements and instruments to be executed by it in connection herewith.  All of such actions have been duly authorized and approved by all persons or entities authorized to take such required action.  This Agreement constitutes ASRC ’s legal, valid and binding obligation enforceable against it in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

5.3.
Hydra has 100,000,000 authorized shares of common stock, $0.001 par value per share, and 1,000,000 authorized shares of preferred stock, $0.001 par value per share.  The Hydra Shares constitute all of the issued and outstanding shares of capital stock of Hydra.  There are no shares of preferred stock of Hydra issued and outstanding.  No person has any right, contingent or otherwise, to subscribe for or otherwise to acquire any shares or other securities of Hydra.

5.4.	ASRC owns the Hydra Shares free of any lien or encumbrance, and such shares are freely transferable and are subject to no claim of right, except pursuant to this Agreement.

5.5.	The consummation of the Share Exchange and all of the other transactions contemplated by this Agreement will not result:

(a)	in a breach of any of the terms and provisions of or constitute a default under any indenture, mortgage, deed or trust, or other agreement or instrument to which it is a party; or

(b)
in a violation of or default under any state or United States federal statute or any of the rules or regulations applicable to it of any court or of any United States federal and state regulatory body or administrative agency.

5.6.
ASRC has fully evaluated its risks of holding the HFCO Share, has reviewed all information and documents which it deemed necessary or desirable with respect to HFCO and its business, understanding that there are substantial risks of loss incidental to holding the HFCO Share and has determined that the HFCO Share is suitable for it to receive and own hereunder.

5.7.
ASRC acknowledges that it has given full access to HFCO to and provided HFCO with all information concerning the business and financial condition, properties, operations and prospects of Hydra relevant and material for purposes of HFCO making the Share Exchange contemplated by this Agreement and has not failed to disclose any material information necessary for HFCO to evaluate the Share Exchange.

V. REPRESENTATIONS OF HFCO

6.	HFCO hereby represents and warrants to ASRC, that on Closing:

6.1.
HFCO has been duly formed and is validly existing and in good standing under the Laws of Nevada. No order has been made, petition presented or resolution passed for the bankruptcy or dissolution of HFCO nor has any similar action been taken or is threatened.

6.2.	HFCO does not own or control, directly or indirectly, any interest or other form of participation in any other corporation, limited liability company, partnership, joint venture or business entity.

6.3.	HFCO has ten billion (10,000,000,000) authorized shares of common stock, $0.001 par value per share.

6.4.
HFCO has full power and authority to enter into, execute, deliver and perform this Agreement and all other agreements and instruments to be executed by it in connection herewith.  All of such actions have been duly authorized and approved by all persons or entities authorized to take such required action.  This Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

6.5.
HFCO has caused the issuance of the HFCO Share from HFCO’s authorized but unissued Series B Convertible Preferred Stock, free of any lien or encumbrance, and such share is freely transferable, other than as generally provided under federal securities laws, and is subject to no claim of right.

6.6.	The consummation of the Share Exchange and all of the other transactions contemplated by this Agreement will not result:

(a)	in a breach of any of the terms and provisions of or constitute a default under any indenture, mortgage, deed or trust, or other agreement or instrument to which HFCO is a party; or

(b)
in a violation of or default under any state or United States federal statute or any of the rules or regulations applicable to it of any court or of any United States federal and state regulatory body or administrative agency.

6.7.
HFCO has fully evaluated its risks of holding Hydra Shares, has reviewed all information and documents which he or it deemed necessary or desirable with respect to the Hydra and its business, understanding that there are substantial risks of loss incidental to holding Hydra Shares and has determined that the Hydra Shares are suitable for it to receive and own hereunder.

6.8.
HFCO acknowledges that it has given full access to ASRC to and provided ASRC with all information concerning the business and financial condition, properties, operations and prospects of Hydra relevant and material for purposes of ASRC making the Share Exchange contemplated by this Agreement and has not failed to disclose any material information necessary for ASRC to evaluate the Share Exchange.

VI. TRANSFERABILITY OF HFCO SHARE

7.
The HFCO Share to be issued to the ASRC as a result of the Share Exchange in accordance with this Agreement will not be registered under the United States Securities Act of 1933, as amended, or the securities laws of any other jurisdiction, nor is it currently contemplated that the HFCO Share will be registered at any time in the future.  There is not currently, nor is it expected that there will develop, a public market for HFCO Share.  By the execution of this Agreement and by acceptance of certificates for the HFCO Share pursuant to the terms of this Agreement, ASRC represents and warrants it is acquiring the HFCO Share for investment only and not with a view to the further distribution or resale of any such shares.

VII. LEGEND

8.
The certificate representing the HFCO Share will bear a legend in substantially the following form (in addition to any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended):

“THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAW, AND SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION FROM COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

VIII. MISCELLANEOUS

9.
Entire Agreement.  This Agreement supersedes any previous agreement between the parties hereto in relation to the matters dealt with herein and constitutes the entire understanding between the Shareholders in relation thereto.

10.
Notice.  Any notice, request, consent or instruction deemed by any Shareholder to be necessary or desirable to be given to the other Shareholders shall be validly given, made or served, if in writing and sent by e-mail or courier (in the latter case, a copy also to be sent by mail) to the following addresses:

If to HFCO, to:

Frank Neukomm, Chief Executive Officer
2525 Robinhood Street, Suite 1100
Houston, Texas 77005
Email:  fneukomm@swbell.net

If to ASRC, to:

Robert Farr, President and Chief Operating Officer
2525 Robinhood Street, Suite 1100
Houston, Texas 77005
Email:  bobfarr2@swbell.net

Each party may at any time change its address by giving notice to the other party in the manner described above.

11.
Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to persons or circumstances other than those as which it is held invalid or unenforceable shall not be affected thereby, and each other provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.  Any gap resulting from such invalidity shall be filled by a provision consistent with the spirit and purpose of this Agreement.

12.	Amendments. Any modification, amendment, supplementation, termination or waiver of this Agreement shall require written form. The written form may be dispensed only in writing.

Such modification, amendment, supplementation, termination or waiver shall be effective if duly signed by each party hereto at the date such modification, amendment, termination or waiver is agreed, provided that any modification, amendment, termination or waiver of any of the provisions of the Agreement made in accordance with this Section shall not impose any greater liability or more onerous an obligation on those persons who do not sign such modification, amendment, termination or waiver.

13.
Assignment.  This Agreement is binding upon and shall inure to the benefit of each party hereto and for the benefit of any person to whom any rights are assigned pursuant to this Section.  No party may assign its rights or obligations under this Agreement without the prior written consent of the other party hereto.

14.	Waiver. The waiver of a party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

15.	Further Assurances. Each party agrees to take such further action and execute, deliver and/or file such documents or instruments as are necessary to carry out the purposes of this Agreement.

16.	Governing Law and Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Texas, United States of America without regard to its conflicts of law rules.

17.
In the event of any dispute, controversy or claim arising out of or in connection with this Agreement, the parties consent to the exclusive jurisdiction (including personal jurisdiction) of, and venue in, the United States federal courts of the District of Texas (or the state courts of the State of Texas in the event that such federal courts will not accept jurisdiction).

18.	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

19.
Specific Performance.  In addition to any and all other remedies that may be available at law or in equity in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations of the other party hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HYDROGEN FUTURE CORPORATION

By:	/s/ Frank Neukomm
Frank Neukomm
Chief Executive Officer

AMERICAN SECURITY RESOURCES CORPORATION:

By:	/s/ Robert C. Farr
Robert C. Farr
President and Chief Operating Officer